Item 77I: Terms of New or Amended Securities

Please refer to The Securities Act of 1933/The Investment Company Act of 1940 Post Effective Amendment No. 13, to the Registration Statement on Form N-1A of GuideStone Funds Trust filed on September 15, 2006 with the Securities and Exchange Commission with respect to the Date Target Funds (MyDestination Funds), the Real Estate Fund and the Global Bond Fund.


Please refer to The Securities Act of 1933/The Investment Company Act of 1940 Post Effective Amendment No. 14, to the Registration Statement on Form N-1A of GuideStone Funds Trust filed on November 21, 2006 with the Securities and Exchange Commission with respect to the Date Target Funds (MyDestination Funds), the Real Estate Fund and the Global Bond Fund.